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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): January 24, 2002


                          POTTERS FINANCIAL CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)




      OHIO                       0-27980                         34-1817924
----------------        ---------------------            -----------------------
(State or other         (Commission File No.)            (IRS Employer I.D. No.)
jurisdiction of
incorporation)




                    519 BROADWAY, EAST LIVERPOOL, OHIO 43920
                    -----------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:          (330) 385-0770
                                                    ----------------------------



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ITEM 5.  OTHER EVENTS.

     On January 25, 2002, Potters Financial Corporation ("PFC") issued a press release stating as follows:

NEWS RELEASE

                                                         FOR IMMEDIATE RELEASE

           POTTERS FINANCIAL CORPORATION SHAREHOLDERS APPROVE MERGER;
                             BOARD DECLARES DIVIDEND

EAST LIVERPOOL, OH January 25, 2002 -- Edward L. Baumgardner, President and CEO of Potters Financial Corporation ("PFC"), has announced that at a Special Meeting of Shareholders, held January 24, 2002, shareholders of PFC overwhelmingly approved the agreement and plan of merger between PFC and United Community Financial Corp. of Youngstown, Ohio. The companies are currently awaiting regulatory approval. The closing is expected to take place before the end of the first quarter of 2002 if all required approvals are received timely, although no assurance can be provided that the transaction will be closed.

Under the terms of the agreement and plan of merger, PFC shareholders will receive $22.00 for each share owned. The total market value of the deal is approximately $23.5 million. Mr. Baumgardner stated, "This is a win-win situation for PFC shareholders and Potters Bank customers. PFC shareholders will receive a favorable price for their PFC shares, and Home Savings will offer our customers a broader array of financial products and services, including internet banking and additional commercial loan and consumer loan products."

At its regularly scheduled meeting after the Special Meeting of Shareholders, the Board of Directors declared a quarterly dividend of $.12 per common share. The dividend will be paid on February 25, 2002 to shareholders of record as of February 6, 2002.

Certain matters disclosed herein may be deemed to be forward-looking statements that involve risks and uncertainties, including a statement regarding the expected closing date of the sale and the services to be offered by Home Savings. Due to many factors, including regulatory application processing and policy changes, customary conditions to closing, interest rates nationally and locally and other competitive factors and strategies, results may differ materially from those currently expected. Such forward-looking statements represent PFC's judgment as of the current date. PFC disclaims, however, any intent or obligation to update such forward-looking statements.

Potters Bank is a community banking organization providing financial products and services through its three branch offices in and near East Liverpool, Ohio, a full-service facility in Beaver, Pennsylvania and a loan production office in Boardman, Ohio. Trading in PFC shares is conducted through The Nasdaq SmallCap Market under the symbol "PTRS".


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Contact:    Edward L. Baumgardner
              Anne S. Myers    (330) 385-0770      Website:  www.pottersbank.com



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                  (a) and (b).  Not applicable.
                  (c)      Exhibits.

                           None.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        POTTERS FINANCIAL CORPORATION



                                        By:   /s/ Edward L. Baumgardner
                                              ----------------------------------
                                              Edward L. Baumgardner, President



Date:  January 25, 2002






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